Beckstead and Watts, LLP
------------------------
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                702.257.1984 tel
                                                                702.362.0540 fax




November 19, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Nuclear Solutions, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002. Effective November 19, 2004, we were terminated by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated November 19, 2004, and we agree with such statements except that we cannot confirm or deny that the appointment of Russell, Bedford, Stefanou, Mirchandani, LLP, Certified Public Accountants, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,



Beckstead and Watts, LLP